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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

         Date of Report (Date of earliest event reported): March 9, 2007

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                           HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE                0 - 32093                  91-2022980
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      (State or other            (Commission             (I.R.S.
      jurisdiction               File Number)            Identification No.)
      of incorporation)


           1601-B ALTON PARKWAY, UNIT B
             IRVINE, CALIFORNIA                                   92606
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           (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (949) 757-0855
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                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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HiEnergy  Technologies,  Inc. ("we", "us" or the "Company") files this report on
Form 8-K to report the following:

ITEM 1.03.    BANKRUPTCY OR RECEIVERSHIP.

On March 10, 2007, the Company announced by press release that its Board of Directors had authorized the Company and its subsidiaries to file for voluntary protection under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California. The decision to seek court protection was approved unanimously by the Company's directors in attendance.

The Board determined that seeking court protection under the U.S. Bankruptcy Code would be the best course of action to protect the Company's current operations and assets while it works to resolve its financial and business challenges. The Company is seeking debtor in possession financing to enable it to continue operations under court protection while it develops and implements a plan of reorganization, but there is no assurance that it will be successful in raising the necessary funds.

As a result of the bankruptcy filing, the Company intends to comply with the modified reporting obligations under the Securities and Exchange Commission's Release 34-9660 (June 30, 1972) and Staff Legal Bulletin Number 2 (April 16,
1997) in lieu of continuing to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under Section 13(a) of the Securities Exchange Act of 1934, as amended.

The Company anticipates that its common stock may be delisted pursuant to Nasdaq Marketplace Rules 4300 and 4450(f), which generally provide that Nasdaq may exercise discretionary authority to delist securities if an issuer files for bankruptcy protection. It is expected that Nasdaq may also cite concerns about the Company's ability to maintain the continued listing requirements under Nasdaq Marketplace Rule 4450. Moreover, the Company does not expect it will timely file its quarterly report for the period ended January 31, 2007 by the anticipated deadline of March 17, 2007. The Company intends to announce any notice of delisting, and any continuation of the trading of its common stock in the pink sheets or otherwise.

A copy of the press release announcing the Company's intent to file for bankruptcy protection is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 9, 2007, Bogdan C. Maglich sent our Chairman of the Board the electronic mail attached to this current report as Exhibit 99.2, in which he tendered his resignation from our Board of Directors.

At the time of his resignation, Dr. Maglich was not serving as a member of any of the Board's committees and is involved currently in litigation with the Company as disclosed in the Company's filings. On February 17, 2006, the Company's Board of Directors removed Dr. Maglich from his position as Chief Executive Officer and suspended him from his duties as Chairman of the Board, Treasurer and Chief Scientific Officer. Effective April 18, 2006, the Company terminated Dr. Maglich as its Chairman and Chief Scientist for cause in accordance with Section 10(a) of his Employment Agreement, which states that the Company could terminate his employment at any time upon gross negligence or willful malfeasance by Dr. Maglich in the material performance of his duties and responsibilities to the Company under the agreement. Until his resignation of March 9, 2007, due to limitations on the removal of directors by the Board under applicable corporate law, Dr. Maglich continued to serve as a director.

In connection with the bankruptcy filing and to minimize expenditures to conform to the limited resources available, the Company has put its employees, except for its officers, on leave effective March 12, 2007 until further notice.


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ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.     Description

99.1 Press Release of HiEnergy Technologies, Inc. announcing its intent to file for bankruptcy protection, dated March 11, 2007.

99.2            E-mail resignation of Bogdan C. Maglich, dated March 9 2007.


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SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIENERGY TECHNOLOGIES, INC.


March 12, 2007                              By: /s/ Roger W.A. Spillmann
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(Date)                                      Name:  Roger W.A. Spillmann,
                                            Title:    President


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